EXHIBIT 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 033-43696) pertaining to the 1990 Non-Employee Directors’ Stock Option Plan,

(2)	Registration Statement (Form S-8 No. 333-51983) pertaining to the 1998 Management Share Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-121196) pertaining to the MSA Retirement Savings Plan,

(4)	Registration Statement (Form S-8 No. 333-157683) pertaining to the 2005 MSA Supplemental Savings Plan,

(5)	Registration Statement (Form S-8 No. 333-157681) pertaining to the Mine Safety Appliances Company 2008 Non-Employee Directors’ Equity Incentive Plan,

(6)	Registration Statement (Form S-8 Nos. 333-174601 and 333-157682) pertaining to the Mine Safety Appliances Company 2008 Management Equity Incentive Plan,

(7)	Registration Statement (Form S-8 No. 333-199880) pertaining to the Employee Stock Purchase Plan,

(8)	Registration Statement (Form S-8 No. 333-214397) pertaining to the MSA Safety Incorporated 2016 Management Equity Incentive Plan, and

(9)	Registration Statement (Form S-8 No. 333-218078) pertaining to the MSA Safety Incorporated 2017 Non-Employee Directors’ Equity Incentive Plan;

of our reports dated February 22, 2019, with respect to the consolidated financial statements and schedule of MSA Safety Incorporated and the effectiveness of internal control over financial reporting of MSA Safety Incorporated included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
February 22, 2019